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                                                                      EXHIBIT 12

DELTA AIR LINES, INC.
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (IN MILLIONS, EXCEPT RATIOS)
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
                                                                 Three Months      Three Months      Six Months      Six Months
                                                                     Ended            Ended             Ended           Ended
                                                                    June 30          June 30           June 30         June 30
                                                                     2001              2000             2001            2000
                                                                 -------------     ------------      ----------      ----------
Earnings (loss):
         Earnings (loss) before income taxes                     $         (99)    $        775      $     (321)     $    1,139

Add (deduct):
         Fixed charges from below                                          289              265             573             528
         Interest capitalized                                              (10)             (13)            (19)            (25)
                                                                 -------------     ------------      ----------      ----------
Earnings (loss) as adjusted                                      $         180     $      1,027      $      233      $    1,642

Fixed charges:
         Interest expense                                        $         127     $        105      $      247      $      211
         Portion of rental expense representative of the
           interest factor                                                 162              160             326             317
                                                                 -------------     ------------      ----------      ----------
Total fixed charges                                              $         289     $        265      $      573      $      528

Ratio of earnings to fixed charges                                        0.62             3.88            0.41            3.11